Exhibit 10.1
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Agreement”) is made as of February 21, 2023 and effective as of fourteen (14) calendar days after such date (the “Effective Date”) by and between FRESH TRACKS THERAPEUTICS, INC., f/k/a Brickell Biotech, Inc., the parent of Brickell Sub (“Brickell Parent”) and BRICKELL SUBSIDIARY, INC., d/b/a Brickell Biotech, Inc. (“Brickell Sub”), both being Delaware companies with a principal business address located at 5777 Central Avenue, Suite 102, Boulder, CO 80301 (Brickell Sub and, together with Brickell Parent and any predecessors of Brickell Sub or Brickell Parent, collectively referred to herein as the “Company”), and Andrew Sklawer, a Colorado resident, with an address of [***] (the “Executive”).

R E C I T A L S:
WHEREAS, the Company and the Executive previously entered into a Second Amended and Restated Employment Agreement, dated as of November 27, 2018 (the “Prior Employment Agreement”);
WHEREAS, the Company and the Executive desire to amend and restate and supersede the Prior Employment Agreement in its entirety with this Agreement;
WHEREAS, the Executive is the Company’s Co-Founder, and the Company seeks to continue to employ and retain Executive as Chief Executive Officer and President of the Company on the terms and conditions hereafter set forth;
WHEREAS, the Executive is willing to continue to make the Executive’s services available to the Company on the terms and conditions hereafter set forth;
WHEREAS, during the Executive’s employment with the Company, the Executive has become acquainted with and will become acquainted with technical and nontechnical information which the Company has developed, acquired, and uses, and/or which the Company will develop, acquire, or use, and which is or will be commercially valuable and sensitive confidential and proprietary information to the Company and which the Company desires to protect, and the Executive may contribute to such information through inventions, discoveries, improvements or otherwise;
WHEREAS, the Company and the Executive previously entered into an Employee Confidentiality and Inventions Assignment Agreement, executed by the Executive on July 6, 2021 and executed by the Company on July 7, 2021 (the “CIAA”);
WHEREAS, the Company and the Executive previously entered in an Indemnification Agreement signed by the Company and the Executive on May 24, 2020, and made retroactive to September 1, 2009 (the “Indemnification Agreement”); and
WHEREAS, contemporaneous with the Company and the Executive executing this Agreement, the Company and the Executive are executing a Non-Competition Agreement effective as of the same date as the Effective Date (the “Non-Competition Agreement”).

/s/ AS	/s/ RLH	/s/ DRM

NOW, THEREFORE, in consideration of the recitals, premises, and mutual covenants set forth herein, the parties agree as follows:
1.    Employment/Duties of Executive. During the Term of Employment under this Agreement, the Executive shall serve as Chief Executive Officer and President of the Company, agreeing to satisfactorily complete the responsibilities commensurate with those duties and responsibilities of such position and the Company’s job description for that position provided to the Executive. Executive shall report to the Chair of the Company’s Board of Directors (the “Board”). Additionally, the Executive diligently shall perform all other necessary and appropriate services to further the Company’s objectives and exercise such power and authority as may from time to time be delegated to the Executive by the Board Chair. The foregoing shall not limit the Executive’s right to be involved in not-for-profit, civic, or charitable activities -- nor limit the Executive’s right to serve as a compensated advisor and/or board member -- for other non-competing corporate or not-for-profit entities, provided such outside activities do not conflict or impede the Executive’s performance of the Executive’s duties and responsibilities to the Company or would conflict or impede with the Company’s business. The Company reserves the right to request that the Executive resign from such outside roles in the event that the Board perceives that the Executive is devoting less than the Executive’s full-time attention to the Executive’s responsibilities at the Company or that a potential conflict of interest arises as to the Company. The Executive agrees to inform the Company in advance of accepting any such outside roles to ensure alignment with the Company’s needs. Further, the Executive will adhere and comply with all Company policies as provided to the Executive by the Company’s Human Resources Department, including, but not limited to, the Company’s conflict of interest policy. The Executive hereby represents and confirms that the Executive is under no contractual or legal commitments that would prevent the Executive from fulfilling the Executive’s duties and responsibilities as set forth in this Agreement.
2.    Term. The Executive began employment with the Company on September 1, 2009. The Executive’s employment with the Company has been and shall continue to be at-will, meaning that the Executive or the Company may terminate the employment relationship at any time, with or without Cause (as defined below) or Good Reason (as defined below), and with or without notice, subject to severance provisions set forth below. The period during which the Executive shall be employed by the Company pursuant to the terms of this Agreement following the Effective Date is sometimes referred to in this Agreement as the “Term of Employment”, and the date on which the Executive’s employment with the Company terminates pursuant to Article 5 and the Term of Employment ends is sometimes referred to in this Agreement as the “Termination Date”).
3.    Compensation.
3.1    Base Salary. Retroactive to January 1, 2023, the Company shall pay Executive an initial base salary at the annual rate of Four Hundred Forty-One United States Thousand Dollars ($441,000.00) (the “Base Salary”). The Board shall review the Executive’s Base Salary from time to time and the Company may, but shall not be required to, increase the Base Salary during the Term of Employment. However, the Executive's Base Salary may not be decreased during the Term of Employment other than as part of an across-the-board salary reduction that applies in the same manner to all Section 16 officers of the Company as determined within the meaning of Rule 16a-1(f)

/s/ AS	/s/ RLH	/s/ DRM

under the Securities Exchange Act of 1934, as amended, and Rule 3b-7 under the Securities Exchange Act of 1934, as amended (“Section 16 Officers”) and, to extent they are not designated to be Section 16 Officers by the Board, and the positions exist within the Company, the CEO, the Chief Financial Officer, the Chief Business (or Operating) Officer and the Chief Medical Officer of the Company (hereafter, collectively with Section 16 Officers known as “Company Executives”). All Base Salary is payable subject to applicable tax withholding requirements and appropriate standard deductions in accordance with the Company’s customary payroll practices.
3.2    Equity and Performance Bonuses.
a.    Annual Performance Bonus. For each fiscal year of the Term of Employment (“Bonus Period”), Executive will be eligible to earn and receive an annual target performance bonus of fifty percent (50%) of Base Salary (the “Performance Bonus”), with the actual Performance Bonus based upon the achievement of mutually agreed performance milestones established by the CEO and the Board; provided, however, nothing herein shall be a guarantee of any amount of Performance Bonus, or any Performance Bonus at all. In order to be eligible to earn and receive a Performance Bonus, in addition to the other requirements of this Agreement, the Executive must be employed by the Company for the full fiscal year to which the Performance Bonus applies. The Company shall have no obligation to provide the Executive a Performance Bonus for any year, unless and until such a determination has been made by the Company consistent with the criteria described above at the conclusion of the applicable Bonus Period. Such Performance Bonus, if any, is subject to applicable tax withholding requirements and appropriate standard deductions in accordance with the Company’s customary payroll practices and earned by the Executive only if the Executive is employed by the Company on the last day of the applicable Bonus Period. Any Performance Bonus earned by the Executive and payable to the Executive pursuant to this Section 3.2.a shall be paid by the Company to the Executive no later than March 15 of the calendar year immediately after the end of the calendar year to which the Performance Bonus relates. The Company will review the Performance Bonus from time to time and the Company may, but shall not be required to, increase the annual target percentage for the Performance Bonus during the Term of Employment. However, the Executive's annual target percentage for the Performance Bonus may not be decreased during the Term of Employment other than as part of a similar across-the-board Performance Bonus target reduction that applies in the same manner to all Company Executives.
b.    Equity Awards. The Company and the Executive agree that as of the Effective Date the Executive has received the equity awards identified in Exhibit A to this Agreement (together with any equity awards that may be issued by the Company to the Executive in the future as non-cash compensation paid in terms of ownership interests in the Company, including, but not limited to, stock options of any type, restricted shares, warrants, and employee stock purchase plans, the “Equity Awards”). The Equity Awards shall be governed by and remain in effect in accordance with the terms and conditions of (i) the Company’s 2020 Omnibus Long-Term Incentive Plan, as amended May 17, 2022, and as may further be amended, (ii) other Company plans covering Equity Awards that may become relevant during the Term of Employment, and (iii) applicable equity award agreements with respect to the Equity Awards entered into between Executive and the Company; provided, however, in the event of a termination of the Executive for any reason other than by the Company for

/s/ AS	/s/ RLH	/s/ DRM

Cause or due to Executive’s disability pursuant to Section 5.2, there shall be full acceleration of vesting on any unvested Equity Awards as of the Termination Date and an exercise period of three (3) years from that accelerated vesting date will apply, notwithstanding anything else to the contrary.
4.    Expense Reimbursement and Other Benefits.
4.1    Reimbursement of Expenses. Upon the submission of proper substantiation by the Executive, and subject to such rules, guidelines and policies as the Company may from time to time adopt, the Company will timely reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive during the Term of Employment in the course of and pursuant to the business of the Company. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and supply to the Company copies of all relevant invoices, receipts, or other evidence reasonably requested by the Company.
4.2    Employee Benefit Plans and Programs. During the Term of Employment, the Executive shall be entitled to participate in all medical, dental, and vision insurance plans (the “Healthcare Plans”), retirement plans, and any and all other employee benefit plans as are presently and hereafter offered by the Company to its executives and their spouses, domestic partners, immediate families and any other qualifying dependents. The Executive acknowledges and agrees that the Executive will be subject to all eligibility requirements and all other provisions of these benefit plans and that the Company is under no obligation to the Executive to establish and maintain any employee benefit plan, or specific benefit administered thereunder, in which the Executive may participate as long as the Company’s actions are made similarly for all Company Executives. As of the Effective Date, the Company permits its full-time employees and eligible covered dependents to enroll in the Company’s Healthcare Plans with the Company paying the total costs of all of the related premiums; however, this policy is subject to change by the Company at its sole discretion and the Company may end this practice and not pay for all or any of the Healthcare Plans premiums for its full-time employees and covered dependents and/or may terminate its Healthcare Plans at any time. Subject to the foregoing, from the Effective Date, and during the Executive’s full-time employment, the Company will pay directly the costs of the Executive’s Healthcare Plans premiums chosen by the Company so long as the Executive and any eligible dependents timely enroll and retain eligibility in the Company’s Healthcare Plans, as instructed.
4.3    Other Benefits.
a.    Flexible Time Off. The Executive shall be entitled to personal time off in accordance with the Company’s current flexible time-off (“FTO”), Company holiday, and sick leave policies. Personal days shall not interfere with the duties required to be rendered by the Executive hereunder.
b.    Paid Time Off Balance. Upon termination of the Executive’s employment for any reason, whether at the initiative of the Executive or the Company, the Company shall pay to the Executive on the same date on which the Company pays the Executive’s final wage payment an amount equal to (i) the Executive’s Base Salary as of the Termination Date divided by 2080, multiplied by (ii) eight (8), multiplied by (ii) the number of days identified in the Paid Time Off (“PTO”)

/s/ AS	/s/ RLH	/s/ DRM

Balance Acknowledgment Form attached as Exhibit B to this Agreement, less applicable taxes and subject to the Company’s appropriate standard deductions and withholdings.
c.    Association Dues. During the Term of this Agreement, the Company may pay reasonable initiation fees and dues payable in connection with the Executive’s membership(s) in those clubs and activities, which in the opinion of the Company as determined by the Board Chair are in furtherance and directly related to the active conduct of the Company’s business and are consistent with sound financial and tax planning.
d.    Miscellaneous Benefits. The Executive shall receive additional employee benefits, if any, as the Board and/or the Company shall from time to time determine.
5.    Termination.
5.1    Termination for Cause. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Term of Employment for Cause. For purposes of this Agreement, the term “Cause” shall mean any of the following: (i) an action or omission of the Executive which constitutes a willful and material breach of, gross negligence in connection with, or failure or refusal (other than by reason of the Executive’s disability or death) to perform the Executive’s duties and responsibilities under this Agreement or any other agreements between the Executive and the Company, including without limitation the CIAA, which breach, failure, or refusal is not cured by the Executive within fifteen (15) calendar days after the Executive’s receipt of written notice of such act or omission from the Company; (ii) the Executive’s material violation of any Company policy; (iii) the Executive committing fraud, embezzlement, dishonesty, misappropriation of funds, harassment, violation of securities laws, physical violence, a breach of trust or fiduciary duties, or gross misconduct in connection with the Executive’s employment by the Company; (iv) the Executive being charged with any felony, or being convicted for or pleading guilty or no contest to any criminal offense involving dishonesty or a breach of trust; (v) libel, slander, or defamation by Executive of the Company or its employees, officers, and directors; and/or (vi) the Executive entering into direct competition with the Company. Any termination of the Executive’s employment by the Company for Cause shall be made in writing by the Company to the Executive, which notice shall set forth in specific detail all acts or omissions by Executive that qualify for Cause as defined above and upon which the Company is relying for such termination. The Executive shall have the right to address the Board regarding the acts of Cause set forth in the notice of termination prior to the termination taking effect. Upon any termination of the Executive’s employment with the Company for Cause pursuant to this Section 5.1, the Company shall, less applicable taxes and subject to the Company’s appropriate standard deductions and withholdings, (i) pay to the Executive any unpaid Base Salary through the Termination Date; (ii) pay to the Executive the PTO balance amount as set forth in Section 4.3.b; (iii) pay to the Executive any earned but unpaid Performance Bonus pursuant to Section 3.2, if any, for the Bonus Period ending prior to the Termination Date; (iv) reimburse the Executive for actual and reasonable business expenses incurred by the Executive for the Company prior to the Termination Date pursuant to Sections 4.1 and 4.3.d; and (v) provide the Executive with any vested benefits under any Company-sponsored employee benefit plan, as determined under the applicable Company-sponsored benefit plan, with payment for all of the foregoing payable not later than the next regularly scheduled payroll date following the

/s/ AS	/s/ RLH	/s/ DRM

Termination Date unless required otherwise by applicable law or this Agreement (collectively, the “Accrued Obligations”), and the Company shall have no further liability hereunder.
5.2    Disability. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Term of Employment if the Executive shall become entitled to long-term benefits under the Company’s disability plan as then in effect, or, if the Executive shall as the result of mental or physical incapacity, illness, or disability as demonstrated by independent competent medical determination, become unable to perform the Executive’s obligations hereunder for a period of one hundred eighty (180) calendar days in any rolling twelve (12)-month period. Upon any termination of the Executive’s employment with the Company pursuant to this Section 5.2, the Company shall pay to the Executive the Accrued Obligations, and the Company shall have no further liability hereunder.
5.3    Death. Upon the death of the Executive during the Term of Employment, the Company shall pay to the estate or the applicable beneficiary of the deceased Executive the Accrued Obligations, and the Company shall have no further liability hereunder.
5.4    Termination Without Cause. At any time, the Company shall have the right to terminate the Term of Employment by written notice for any reason to the Executive. Upon any termination of the Executive’s employment with the Company pursuant to this Section 5.4, the Company shall pay to the Executive the Accrued Obligations. Subject to Section 5.7 and Article 19, the Company shall further (i) pay to the Executive the equivalent of twelve (12) months of Executive's Base Salary as of the Termination Date, in the form of a lump-sum payment, less applicable taxes and subject to the Company’s appropriate standard deductions and withholdings, on the Company’s next regularly scheduled payroll date following the effective date of the Release described in Section 5.7 below (but no later than sixty (60) calendar days after the Termination Date); and (ii) pay to the Executive an additional total amount equivalent to the amount necessary to cover the third-party health insurance premiums for Executive and Executive’s dependents as of the Termination Date, including for medical, dental, and vision insurance coverages, for a period of twelve (12) months after the Termination Date, payable on the same payroll date as the amount payable under (i) above and deposited into a taxable or tax-exempt health reimbursement account (“HRA”) that may be available to Executive to receive such a payment that Executive designates in writing to the Company prior to the payment being paid (with Company reasonably assisting Executive with setting up an HRA for this purpose under applicable law within the aforementioned timing), or the Company, at its sole discretion, may elect to pay such premiums directly to the third-party provider(s) it utilizes to provide Company employee health insurance, or some other provider (collectively, the “Severance Benefits”), and the Company shall have no further liability hereunder (other than for payment of the Accrued Obligations).
5.5    Termination by Executive Without Good Reason or for Good Reason.
a.    The Executive at all times shall have the right, upon fifteen (15) calendar 6days written notice to the Company, to terminate the Term of Employment for any reason, except that termination for Good Reason (defined below in Section

/s/ AS	/s/ RLH	/s/ DRM

5.5(c)) shall be handled pursuant to Section 5.5(b). Upon termination of the Term of Employment pursuant to this Section 5.5(a) by the Executive, the Company shall pay to the Executive the Accrued Obligations, and the Company shall have no further liability hereunder.
b.    Upon termination of the Term of Employment pursuant to this Section 5.5(b) by the Executive for Good Reason, the Company shall pay to the Executive the Accrued Obligations. Subject to Section 5.7 and Article 19, the Company shall further pay to the Executive the Severance Benefits, and the Company shall have no further liability hereunder (other than for payment of the Accrued Obligations).
c.    For purposes of this Agreement, “Good Reason” shall mean any one of the following that occurs without the Executive’s prior written consent: (i) the assignment to the Executive of any duties and responsibilities inconsistent with the Executive’s Section 16 Officer position as the Company’s Chief Executive Officer and President (including titles and reporting requirements, authority, duties, and/or responsibilities as provided by Article 1 of this Agreement, including, but not limited to, a requirement to report to any person or entity other than the Board Chair), or any other action by the Company which results in an actual material diminution in such position, authority, duties, and/or responsibilities, excluding for this purpose an isolated, insubstantial, and inadvertent action not taken by the Company in bad faith and which the Company remedies promptly after receipt of written notice thereof given by the Executive; (ii) any failure by the Company to comply with any of the provisions of Article 3 of this Agreement, other than an isolated, insubstantial, and inadvertent failure by the Company not occurring in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Executive; (iii) relocation of the Executive’s primary work location more than thirty (30) miles from that primary work location on the Effective Date (being in this case, Boulder, Colorado); (iv) an act requiring the Executive to take certain action(s) that the Executive reasonably believes are under a false pretext or would violate applicable Company policies, or applicable laws; (v) a change of the required reporting of the Executive to someone materially less qualified than the Executive; (vi) any material reduction in the package of benefits and/or incentives provided by Company to the Executive, or any action by the Company which would materially and adversely affect the Executive’s participation or reduce the Executive’s benefits under any such plans, including, but not limited to, any of the benefits provided to the Executive under the Company’s retirement, health, medical, dental, and vision plans, except when, in the absence of a Change in Control, such benefits and/or incentives of all other Company Executives are similarly reduced, or, alternatively, if there is a Change in Control, a material adverse reduction or change is made to the benefits and/or incentives enjoyed by the Executive that were in effect at any time within ninety (90) calendar days preceding the effective date of the Change in Control or at any time thereafter; or (vii) the Company’s material breach of this Agreement; provided, however, that, in each case, in order to effect resignation for Good Reason all of the following additionally must occur: (x) Executive must provide the Company with written notice within the sixty (60)-calendar day period following the event(s) giving rise to the Executive’s intent voluntarily to resign the Executive’s employment from the Company for Good Reason; (y) such event is not remedied by the Company within thirty (30) calendar days following the Company’s receipt of such written notice; and (z) the Executive’s resignation is effective not later than thirty (30) calendar days after the expiration of such thirty (30)-calendar day cure period. In addition, for purposes of this Agreement, “Good Reason” shall also include: (i) prior to a

/s/ AS	/s/ RLH	/s/ DRM

Change in Control the voluntary resignation of the Executive with a Termination Date following the determination by the Executive and ninety (90) calendar day written notice to the Company that, in the Executive’s reasonable discretion, the Executive’s continued employment by the Company is no longer critical to the success of the Company and also is no longer aligned with the Executive’s business or personal goals, provided the Executive’s Termination Date occurs effective as of the last day of such ninety (90) calendar day notice period; or (ii) the voluntary resignation of the Executive for any reason with a Termination Date that is on or within ninety (90) calendar days after a Change in Control, provided that the Executive must provide no less than fifteen (15) calendar days’ notice of such resignation if the Termination Date is within ninety (90) calendar days after a Change in Control (and not on the date of the Change in Control, in which no advance notice is required).
5.6    Change in Control of the Company.
a.    Payments. In the event that a termination of employment without Cause or for Good Reason occurs within twelve (12) months following a Change in Control (as defined in Section 5.6.b) in the Company, the Company shall pay to the Executive the Accrued Obligations. Subject to Section 5.7 and Article 19, the Company shall further (i) pay to the Executive the equivalent of the sum of (A) eighteen (18) months of the Executive’s Base Salary as of the Termination Date plus (B) an amount equal to one hundred and fifty percent (150%) of the target Performance Bonus for the year in which the Termination Date occurs, in the form of a lump-sum payment, less applicable taxes and subject to the Company’s appropriate standard deductions and withholdings, on the Company’s next regularly scheduled payroll date following the effective date of the Release described in Section 5.7 below (but no later than sixty (60) calendar days after the Termination Date); provided, however, if the Termination Date occurs as the result of the voluntary resignation of the Executive for any reason with a Termination Date that is on or within ninety (90) calendar days after a Change in Control (as contemplated by the Good Reason definition included in Section 5.5(c) above), then such lump-sum payment will be paid on the Company’s first payroll date to occur following the six (6)-month anniversary of the Termination Date or, if earlier, on the Executive's death; and (ii) pay to the Executive an additional total amount equivalent to the amount necessary to cover the third-party health insurance premiums for Executive and Executive’s dependents as of the Termination Date, including for medical, dental, and vision insurance coverages, for a period of eighteen (18) months after the Termination Date, payable on the same payroll date as the amount payable under (i) above and deposited into a taxable or tax-exempt HRA that may be available to Executive to receive such a payment that Executive designates in writing to the Company prior to the payment being paid (with Company reasonably assisting Executive with setting up an HRA for this purpose under applicable law within the aforementioned timing) (collectively, the “Change in Control Severance Benefits”), and the Company shall have no further liability hereunder (other than for payment of the Accrued Obligations).
b.    For purposes of this Agreement, the term “Change in Control” shall mean approval by the shareholders and/or the Board of the Company, as required, of (i) an acquisition, reorganization, merger, reverse merger, consolidation, or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such acquisition, reorganization, merger, reverse merger, consolidation, or other transaction,

/s/ AS	/s/ RLH	/s/ DRM

do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the acquired, reorganized, merged, reverse merged, or consolidated Company’s then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such acquisition, reorganization, merger, reverse merger, consolidation, or other transaction; or (ii) any liquidation, dissolution, winding-up, insolvency, entering receivership, or bankruptcy of the Company; or (iii) the sale, transfer, and/or assignment of all or substantially all of the assets of the Company (unless such acquisition, reorganization, merger, reverse merger, consolidation, or other corporate transaction, liquidation, dissolution, wind-up, insolvency, receivership, bankruptcy, or sale, transfer, or assignment is subsequently abandoned).
5.7    Release and Resignation Requirement. The Executive’s receipt of either the Severance Benefits or the Change in Control Severance Benefits (as applicable) are conditioned on (i) the Executive delivering to the Company and making effective and irrevocable in favor of the Company and the Company’s employees, officers, and directors a general release of all claims related to the Executive’s employment with the Company, in a form reasonably acceptable to the Company (the “Release”), which Release shall be effective not later than forty-five (45) calendar days following the Termination Date; (ii) Executive complying with the Release, including any cooperation, non-disparagement, and/or confidentiality provisions contained therein, and continuing to comply with the Executive’s obligations under the surviving terms of this Agreement, including the non-solicit provisions thereof, and the surviving terms of the CIAA, and the Non-Competition Agreement; and (iii) the Executive’s resignation from all positions with the Company, to be effective no later than the date of the Executive’s termination or resignation date (or such other date as reasonably requested by the Company).
5.8    Survival. The provisions of this Article 5 shall survive the termination or expiration of this Agreement, as applicable.
6.    Restrictive Covenants.
6.1    Non-Competition. The Executive acknowledges and agrees that the Non-Competition Agreement, attached as Exhibit C to this Agreement, will be effective and applicable to the Executive by its stated terms during the Term of this Agreement and as it survives thereafter.
6.2    Nondisclosure and Confidentiality Protections. The Executive acknowledges and agrees that the CIAA, attached as Exhibit D to this Agreement, is and will remain in effect and applicable to the Executive by its stated terms during the Term of this Agreement and as it survives thereafter.
6.3    Non-solicitation of Executives and Clients/Customers. At all times while the Executive is employed by the Company and for a one (1) year period after the termination of the Executive’s employment with the Company for any reason, the Executive shall not, directly or indirectly, for himself or for any other person, firm, company, partnership, association, or other entity (a) employ or attempt to employ or enter into any contractual arrangement with any executive or other employee or former executive or other former employee of the Company, unless such person (i) has not been employed by the Company for a period in excess of six (6) months, or (ii) has contacted the Executive in an unsolicited manner seeking employment or a contractual relationship,

/s/ AS	/s/ RLH	/s/ DRM

or (iii) was recruited from a general ad or recruiting outreach that was not person-specific, and/or (b) knowingly call on or solicit any of the actual or targeted prospective clients or customers of the Company on behalf of any person or entity in connection with any business competitive with the business of the Company, nor shall the Executive knowingly make known the names and addresses of such clients or customers or any information relating to the Company's trade or business relationships with such clients or customers, other than in connection with the performance of the Executive's duties and responsibilities under this Agreement. For avoidance of doubt, and notwithstanding the CIAA, independent contractors, consultants, vendors, agents and/or representatives of the Company, former and existing as of the Effective Date (“Excluded Persons”), are not subject to the restrictions in this Section 6.3 or section 4 of the CIAA; provided, however, during the period that Section 6.3 otherwise covers, the Executive will not induce or attempt to induce any of the foregoing Excluded Persons to terminate or adversely alter their relationship with the Company.
6.4    Books and Records. All books, records, and accounts relating in any manner to the business of the Company, customers, clients or prospects of the Company, reports, documents, analyses, or any information, whether prepared by or for the Executive or otherwise coming into the Executive's possession or control, shall be the sole and exclusive property of the Company and shall be returned immediately to the Company by Executive on termination of the Executive's employment hereunder or on the Company's written request at any time.
6.5    Definition of Company. The term “Company” also shall include for purposes of this Agreement any existing or future affiliates or subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, the Company during the periods described herein.
6.6    Acknowledgment by Executive. The Executive acknowledges and confirms, and in exchange for other consideration provided to the Executive herein, that (a) the restrictive covenants contained in this Article 6 are reasonably necessary to protect the legitimate business interests of the Company, and (b) the restrictions contained in this Article 6 (including without limitation the length of the term of the provisions of this Article 6) are not overbroad, overlong, or unfair and are not the result of overreaching, duress, or coercion of any kind. The Executive further acknowledges and confirms that the Executive’s full, uninhibited, and faithful observance of each of the covenants contained in this Article 6 will not cause the Executive any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair the Executive’s ability to obtain employment commensurate with the Executive’s abilities and on terms fully acceptable to the Executive or otherwise to obtain income required for the comfortable support of the Executive and the Executive’s family and the satisfaction of the needs of the Executive’s creditors. The Executive acknowledges and confirms that the Executive’s special knowledge of the business of the Company is such as would cause the Company serious injury or loss if the Executive were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Agreement. The Executive further acknowledges and confirms that the restrictions contained in this Article 6 are intended to be, and shall be, for the benefit of, and shall be enforceable by, the Company’s successors and assigns.

/s/ AS	/s/ RLH	/s/ DRM

6.7    Reformation by Court. Notwithstanding anything in Article 13 (or otherwise in the Agreement) to the contrary, in the event that a court of competent jurisdiction shall determine that any provision of this Article 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Article 6 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.
6.8    Extension of Time. If the Executive shall be in violation of any provision of this Article 6, then each time limitation set forth in this Article 6 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this Article 6 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.
6.9    Survival. The provisions of this Article 6 shall survive the termination or expiration of this Agreement, as applicable.
7.    Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boulder County, Colorado in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect (except to the extent that the procedures outlined below differ from such rules or the parties agree otherwise in writing). Within thirty (30) calendar days after written notice by either party has been given to the other party that a dispute exists and that arbitration is required, each party must select an arbitrator, notify the other party of that selection, and, then, those two arbitrators shall promptly, but in no event later than thirty (30) calendar days after their selection, select a third arbitrator. The parties agree to act as expeditiously as possible to select arbitrators and conclude the dispute. The selected arbitrators must render their decision in writing. The arbitral decisions shall be final, complete, and binding without appeal. The cost and expenses of the arbitration, reasonable attorneys’ fees for the Executive and the Company, and of enforcement of any award in any court by either party shall be borne solely and exclusively by the Company. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Although arbitration is contemplated to resolve disputes hereunder, either party may proceed to court to seek to obtain an injunction to enforce and protect its rights hereunder, the parties agreeing that either could suffer irreparable harm by reason of any breach of this Agreement. Pursuit of an injunction shall not impair arbitration on all remaining issues.
8.    Assignment. This Agreement is personal in nature and accordingly may not be assigned by the Executive, in whole or in part, without the prior written consent of the Company, which may be withheld in the Company’s sole discretion. The Company, in its sole discretion, may assign this Agreement and all of its rights, benefits, and obligations hereunder, whether by agreement or by operation of law.
9.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to conflict of laws issues.
10.    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its

/s/ AS	/s/ RLH	/s/ DRM

effectiveness, shall fully rescind, supersede, and replace all prior agreements, understandings, and arrangements, both oral and written, between the Executive and the Company with respect to such subject matter, including, but not limited, to the Prior Employment Agreement and any earlier offers to the Executive by the Company; provided, however, this Agreement is not intended to rescind, supersede, or replace, or otherwise affect the (i) Indemnification Agreement, (ii) the Equity Awards, (iii) the Non-Competition Agreement, or (iv) the CIAA, between the parties that are still in effect, and attached as exhibits hereto, incorporated fully herein by reference, each of which shall remain in effect in accordance with their terms; provided further, however, to the extent any provision of this Agreement would conflict with any provision in the Indemnification Agreement or the Non-Competition Agreement, then those other agreements will control, and as to the Equity Awards or the CIAA, including, but not limited to, section 4 of the CIAA, this Agreement will control. This Agreement may not be modified in any way unless by a prior written instrument signed by both the Company and the Executive.
11.    Notices. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested, or sent by confirmed e-mail, or facsimile transmission, addressed as set forth herein. Notices personally delivered, sent by e-mail or facsimile, or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) business days after deposit in the U.S. mail. Notice shall be sent (i) if to the Company, addressed to Fresh Tracks Therapeutics, Inc., 5777 Central Avenue, Suite 102, Boulder, CO 80301, Attention: CEO, and (ii) if to the Executive, to the Executive’s address as reflected on the payroll records of the Company, or to such other address as either party hereto may from time to time give written notice of to the other.
12.    Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors, and, where applicable, assigns, including without limitation any successor to the Company, whether by acquisition, reorganization, merger, reverse merger, consolidation, or other transaction, sale of stock, sale of assets, or otherwise.
13.    Severability. Subject to the application of Section 6.7, the invalidity of any one or more of the words, phrases, sentences, clauses, or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area, which would cure such invalidity.
14.    Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.
15.    Damages. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages

/s/ AS	/s/ RLH	/s/ DRM

sustained by either or both of them as a result of its or the Executive’s material breach of any term or provision of this Agreement, subject to the dispute resolution provisions of the Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the non-prevailing party shall pay all reasonable court costs and reasonable attorneys’ fees of the other.
16.    Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
17.    No Third-Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the Company, the parties hereto, and their respective heirs, personal representatives, legal representatives, successors, and assigns, any rights or remedies under or by reason of this Agreement.
18.    Indemnification. The Company will indemnify the Executive pursuant to the terms and conditions of the Indemnification Agreement attached as Exhibit E to this Agreement and the indemnification provisions set forth in the Company’s certificate of incorporation.
19.    Section 409A - Nonqualified Deferred Compensation, Other.
19.1    General Compliance. This Agreement is intended to comply with section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) covering, among other things, nonqualified deferred compensation, or an exemption thereunder, and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, or as a short-term deferral, or any other eligible payments, including but not limited to payments from qualified plans like pension and 401(k) plans, death benefit plan, and welfare benefits including vacation leave, paid time off (and PTO herein), sick leave, and/or disability pay, shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under Sections 5.4-5.6 of this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.
19.2    Specified Employees. Notwithstanding any other provision of this Agreement, if any payment or benefit provided to the Executive in connection with the Executive’s termination of employment is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A and the Executive is determined to be a "specified employee" as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six

/s/ AS	/s/ RLH	/s/ DRM

(6)-month anniversary of the Termination Date or, if earlier, on the Executive's death (the "Specified Employee Payment Date"). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date and interest on such amounts calculated based on the applicable federal rate published by the Internal Revenue Service for the month in which the Executive's separation from service occurs shall be paid to the Executive in a lump sum on the Specified Employee Payment Date and, thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.
19.3    Reimbursements. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following:
(a)    the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;
(b)    any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and
(c)    any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.
20.    280G Limitations. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Executive hereunder (a) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and (b) would be subject to the excise tax imposed by Code Section 4999, then such benefits shall either be: (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Code Section 4999, whichever of the foregoing amounts, taking into account the applicable federal, state, and local income and employment taxes and the excise tax imposed by Code Section 4999, results in the receipt by the Executive, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be subject to excise tax under Code Section 4999. Any determination required under this Article 20 will be made in writing by an accounting firm selected by the Company or such other person or entity to which the parties mutually agree (the “Accountants”), whose determination will be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this Article 20, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Code Sections 280G and 4999. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Article 20. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Article 20. Any reduction in payments and/or benefits required by this Article 20 shall occur in the following order: (A) cash payments shall be reduced first and in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced; (B) accelerated vesting of stock awards, if any, shall be cancelled/reduced next and in the

/s/ AS	/s/ RLH	/s/ DRM

reverse order of the date of grant for such stock awards (i.e., the vesting of the most recently granted stock awards will be reduced first), with full-value awards reversed before any stock option or stock appreciation rights are reduced; and (C) deferred compensation amounts subject to Section 409A shall be reduced last.
21.    Counterparts. This Agreement may be executed in one or more counterparts (including, but not limited to, by means of telecopied, facsimile, .PDF format, DocuSign, or other electronic signature pages), each of which shall be deemed an original but all of which together shall constitute one and the same agreement. Signatures delivered by telecopied, facsimile, .PDF format, DocuSign, or other electronic signature shall constitute original signatures.

[Signature Page Follows]

/s/ AS	/s/ RLH	/s/ DRM

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date first above written.

Company:		Executive:

FRESH TRACKS THERAPEUTICS, INC.
A Delaware Company

By:	/s/ Reginald Hardy	By:	/s/ Andrew Sklawer
	Reginald Hardy, Board Chair		Andrew Sklawer, Individually

BRICKELL SUBSIDIARY, INC.
A Delaware Company

By:	/s/ David R. McAvoy
David R. McAvoy, General Counsel

/s/ AS	/s/ RLH	/s/ DRM
Exhibit A

Equity Awards

/s/ AS	/s/ RLH	/s/ DRM
Exhibit B

Paid Time Off (PTO) Balance Acknowledgment Form

/s/ AS	/s/ RLH	/s/ DRM
Exhibit C

Non-Competition Agreement

NON-COMPETITION AGREEMENT

This NON-COMPETITION AGREEMENT (“Agreement”) is made as of February 21, 2023 and effective as of fourteen (14) calendar days after such date (the “Effective Date”) by and between FRESH TRACKS THERAPEUTICS, INC., f/k/a Brickell Biotech, Inc., the parent of Brickell Sub (“Brickell Parent”) and BRICKELL SUBSIDIARY, INC., d/b/a Brickell Biotech, Inc. (“Brickell Sub”), both being Delaware companies with a principal business address located at 5777 Central Avenue, Suite 102, Boulder, CO 80301 (Brickell Sub and, together with Brickell Parent and any predecessors of Brickell Sub or Brickell Parent, collectively referred to herein as the “Company”), and Andrew Sklawer, a Colorado resident, with an address of [***] (the “Executive”).

RECITALS:
WHEREAS, the Executive is employed by the Company;
WHEREAS, during the Executive’s employment with the Company, the Executive has become acquainted with and will become acquainted with technical and nontechnical information which the Company has developed, acquired, and uses, and/or which the Company will develop, acquire, or use, and which is or will be commercially valuable and sensitive confidential and proprietary information to the Company and which the Company desires to protect, and the Executive may contribute to such information through inventions, discoveries, improvements or otherwise;
WHEREAS, contemporaneous with the Company and the Executive executing this Agreement, the Company and the Executive are executing an AMENDED AND RESTATED EMPLOYMENT AGREEMENT effective as of the same date as the Effective Date (the “Employment Agreement”); and
WHEREAS, the Executive executing this Agreement and agreeing to the terms of this Agreement is a condition to the Company agreeing to enter into the Employment Agreement and provide the Executive the consideration the Executive will receive pursuant to the Employment Agreement, and the Company would not enter into the Employment Agreement if the Executive did not agree to the terms of this Agreement.
NOW, THEREFORE, in consideration of the recitals, premises, and mutual covenants set forth herein, the parties agree as follows:
1.    Non-Competition.
Except as stated otherwise herein, at all times while the Executive is employed by the Company and for a one (1) year period after the Termination Date, the Executive shall not engage in any Prohibited Capacity with or for a Competing Business within the Restricted Territory or have any material (greater than fifty percent (50%)) ownership or other property interest in any sole proprietorship, partnership, company, or business, or in any other person or entity (whether as a sole or partial owner, partner, security holder, creditor, or like capacity), that directly or indirectly through any affiliated entity engages in any Competing Business within the Restricted Territory; provided that such provision shall not apply to the Executive's ownership of Common Stock of the Company or the acquisition by the Executive, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange, or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in, or become a member of a group which exercises direct or indirect control or, more than five percent (5%) of any class of capital stock, of such Competing Business. Notwithstanding the foregoing, the post-employment restrictions included in this Agreement will not apply following any termination of the Executive’s employment for reasons related to or caused by any liquidation, dissolution, winding-up, insolvency, entering receivership, and/or bankruptcy of the Company.
2.     Definitions. For purposes of this Agreement, the following terms have the following meanings:

“Competing Business” means any person or entity that (i) engages in the commercialization of drugs utilizing the specific pharmaceutical compounds developed, licensed, and/or owned by the Company, (ii) develops, manufactures, produces, sells, distributes, or provides any Competing Product, or (iii) is competitive directly and then presently with the commercial products of the Company.
“Competing Product” means: (i) any product that is (or once developed would) directly compete with any of the products manufactured, supplied, offered, sold, or provided by the Company during the Executive’s employment with the Company and as of the Termination Date; and/or (ii) any product that is (or once developed would) directly compete with any of the products that the Company had under research and development during the Executive’s employment with the Company and as of the Termination Date; and, in the case of (i) and (ii), the product targets the same mechanism(s) of action and disease state indication(s) as these Company products.
“Prohibited Capacity” means: (i) the same capacity or function to that in which the Executive worked for the Company at any time during the then prior 12-month period (or, in the case of the post-employment restricted period, during the 12-month period immediately preceding the Termination Date); (ii) any executive or officer capacity or function; (iii) any business development capacity or function; (iv) any product development capacity or function; (v) any consulting or contractor capacity or function; and/or (vi) any capacity or function in which the customer goodwill the Executive helped to develop on behalf of the Company would facilitate or support the Executive’s work for a Competing Business.
“Restricted Territory” means: (i) the United States, and (ii) any other country in which the Company manufactured, supplied, offered, sold, or provided products during the Executive’s employment with the Company and as of the Termination Date.
“Termination Date” means the Executive’s last day of employment (or engagement) with the Company for any reason and whether the termination of the Executive’s employment (or engagement) with the Company is at the initiative of the Executive or the Company.
“Territories” means (i) American Samoa, (ii) the Commonwealth of the Northern Mariana Islands, (iii) the Commonwealth of Puerto Rico, (iv) Guam, (v) the United States Virgin Islands, and (vi) any other territory or possession of the United States.
“United States” means the United States of America, its Territories and possessions, any state of the United States, and the District of Columbia.
3.    Acknowledgment by Executive.
(a)    The Executive acknowledges and confirms, and in exchange for other consideration provided to the Executive herein and in the Employment Agreement, that (i) the restrictive covenants contained in Section 1 are reasonably necessary to protect the legitimate business interests of the Company, including the Company’s trade secrets, Confidential Information and goodwill, and (ii) the restrictions contained in Section 1 (including without limitation the length of the term of the provisions of Section 1) are not overbroad, overlong, or unfair and are not the result of overreaching, duress, or coercion of any kind.
(b)    The Executive further acknowledges and confirms that the Executive’s full, uninhibited, and faithful observance of each of the covenants contained in Section 1 will not cause the Executive any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair the Executive’s ability to obtain employment commensurate with the Executive’s abilities and on terms fully acceptable to the Executive or otherwise to obtain income required for the comfortable support of the Executive and the Executive’s family and the satisfaction of the needs of the Executive’s creditors. The Executive acknowledges and confirms that the Executive’s special knowledge of the business of the Company is such as would cause the Company serious injury or loss if the Executive were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in noncompliance with the terms of this Agreement. The Executive further acknowledges and confirms that the restrictions contained in this Section 1 are intended to be, and shall be, for the benefit of, and shall be enforceable by, the Company’s successors and assigns.
4.    Reformation by Court.
Notwithstanding anything in Section 11 (or otherwise in the Agreement) to the contrary, in the event that a court of competent jurisdiction shall determine that any provision of Section 1 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Section 1 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.
5.     Extension of Time.
If the Executive shall be in violation of any provision of Section 1, then each time limitation set forth in Section 1 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in Section 1 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.
6.    Survival.
The provisions of Section 1 shall survive the termination or expiration of this Agreement, as applicable.
7.    Assignment.
This Agreement is personal in nature and accordingly may not be assigned by the Executive, in whole or in part, without the prior written consent of the Company, which may be withheld in the Company’s sole discretion. The Company, in its sole discretion, may assign this Agreement and all of its rights, benefits, and obligations hereunder, whether by agreement or by operation of law, with written notice to Executive in accordance with the same notice requirements as specified in the Employment Agreement.
8.    Governing Law.
This Agreement and any action related thereto shall be governed, controlled, interpreted, and defined by and construed in accordance with the laws of the State of Colorado,

United States, without giving effect to any conflicts of laws principles that require the application of the law of a different state or jurisdiction.
9.    Dispute Resolution and Venue.
Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boulder County, Colorado in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect (except to the extent that the procedures outlined below differ from such rules or the parties agree otherwise in writing). Within thirty (30) calendar days after written notice by either party has been given to the other party that a dispute exists and that arbitration is required, each party must select an arbitrator, notify the other party of that selection, and, then, those two arbitrators shall promptly, but in no event later than thirty (30) calendar days after their selection, select a third arbitrator. The parties agree to act as expeditiously as possible to select arbitrators and conclude the dispute. The selected arbitrators must render their decision in writing. The arbitral decisions shall be final, complete, and binding without appeal. The cost and expenses of the arbitration, reasonable attorneys’ fees for the Executive and the Company, and of enforcement of any award in any court by either party shall be borne solely and exclusively by the Company. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Although arbitration is contemplated to resolve disputes hereunder, either party may proceed to court to seek to obtain an injunction to enforce and protect its rights hereunder, the parties agreeing that either could suffer irreparable harm by reason of any breach of this Agreement. Pursuit of an injunction shall not impair arbitration on all remaining issues.
10.    Entire Agreement.
This Agreement constitutes the entire agreement between the parties hereto with respect to the specific subject matter hereof and, upon its effectiveness, shall fully rescind, supersede, and replace all prior agreements, understandings, and arrangements, both oral and written, between the Executive and the Company with respect to such subject matter, including section 6.1 of the Prior Employment Agreement as defined by the Employment Agreement; provided, however, this Agreement is not intended to rescind, supersede, or replace, or otherwise affect the Employment Agreement, the Indemnification Agreement, the Equity Awards, or the CIAA (each as defined in the Employment Agreement), each of which shall remain in effect in accordance with its own terms. This Agreement may not be amended or altered in any way unless by a prior written instrument signed by both the Company and the Executive.
11.    Severability.
Subject to the application of Section 4, the invalidity of any one or more of the words, phrases, sentences, clauses, or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

12.    Waivers.
The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.
13.    Damages.
Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or the Executive’s material breach of any term or provision of this Agreement, subject to the dispute resolution provisions of the Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the non-prevailing party shall pay all reasonable court costs and reasonable attorneys’ fees of the other.
14.    Section Headings.
The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date first above written.

Company:	Executive:

FRESH TRACKS THERAPEUTICS, INC.
A Delaware Company

By:	By:
Reginald Hardy, Board Chair		Andrew Sklawer, Individually

BRICKELL SUBSIDIARY, INC.
A Delaware Company

By:
David R. McAvoy, General Counsel

/s/ AS	/s/ RLH	/s/ DRM
Exhibit D

Employee Confidentiality and Inventions Assignment Agreement

/s/ AS	/s/ RLH	/s/ DRM
Exhibit E

Indemnification Agreement

21